May 2, 1996



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

     Re:       PREMIS Corporation Registration Statement on Form S-8


Dear Sir or Madam:

Enclosed for filing is a Registration Statement on Form S-8 relating to 500,000 shares of Common Stock of PREMIS Corporation which may be issued upon exercise of options granted under the Company's 1994 Employee Incentive Stock Option Plan and 600,000 shares which may be issued upon exercise of non-qualified options authorized by resolutions of the Board of Directors. The Registration Statement includes an auditors' consent and opinion of counsel, among other exhibits, and an index to exhibits.

We have deposited funds in the amount of $1,021 for payment of the registration fee.

This filing is being transmitted via EDGAR.

                              Very truly yours,

                              /s/F. T. Biermeier

                              F. T. Biermeier, President









                                               Registration No. 333-_______

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933

                            PREMIS Corporation
          (Exact name of registrant as specified in its charter)

     Minnesota                                  41-1424202
(State of Incorporation)                (I.R.S. Employer Identification No.)


                15301 Highway 55 West, Plymouth, MN  55447
           (Address of Principal Executive Offices)   (Zip Code)


                 1994 Employee Incentive Stock Option Plan
     Resolutions of Board of Directors Granting Up to 600,000 Nonqualified Stock Options
                         (Full title of the plans)

                           F. T. Biermeier, CEO
                           15301 Highway 55 West
                            Plymouth, MN  55447
                        Telephone:  (612) 550-1999
                   (Name, address, and telephone number,
                including area code, of agent for service)

______________________________________________________________________________
                                 Proposed        Proposed
Title of1                        maximum         maximum            Amount of
securities        Amount to be   offering price  aggregate          registration
to be registered  registered(1)  per share(2)    offering price(2)  fee
______________________________________________________________________________

Common Stock    1,100,000 shares     $2.69        $2,959,000        $1,021
($.01 par value)




(1) Consists of 500,000 shares reserved for issuance under the 1994 Employee Incentive Stock Option Plan (the "Incentive Plan") and up to 600,000 shares which may be issued upon the exercise of nonqualified stock options granted from time to time by the Company as authorized by Resolutions of the Board of Directors (the "Resolutions"). To date, nonqualified options for 555,000 shares have been granted pursuant to the Resolutions. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares which may be offered or sold pursuant as a result of the operation of the provisions of stock option grants intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2) Estimated solely for purposes of computing the registration fee. In accordance with Rule 457(c) and (h)(1), the price used is the average of the high and low asked prices of the Common Stock as of April 29, 1996 ($3.25 and $2.125, respectively).


                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



     Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, documents containing the information specified in Part I of Form S-8 will be distributed to persons (i) who receive option grants under the 1994 Employee Incentive Stock Option Plan (the "Incentive Plan") or (ii) who have received or may receive nonqualified stock options for the purchase of up to an aggregate of 600,000 shares of Common Stock of the Company as authorized by Resolutions of the Board of Directors (the "Resolutions"). Such disclosure documents collectively constitute a Section 10(a) prospectus and are incorporated by reference in this Registration Statement, but are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Commission by PREMIS Corporation (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 (the "Annual Report"), as filed with the Commission, containing audited financial statements for the fiscal year ended March 31, 1995.

          (b) All reports and documents filed by the Company under Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 since the filing of the Annual Report.

          (c) The description of the Common Stock of the Company contained in the Company's registration statement on Form 8-A, Commission File
     No. 0-12196.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

Common Stock

     The Company is currently authorized to issue 5,000,000 shares of Common Stock, $.01 par value per share. As of April 19, 1996, 2,609,144 shares of Common Stock were issued and outstanding, all of which are fully paid and
nonassessable.   Holders of the shares are entitled to one vote for each share held. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares. Holders of the shares are entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company available upon liquidation. The holders of the shares do not have the right to cumulate their votes in the election of directors, and, accordingly, the holders of 50% of the voting shares are able to elect all of the directors.


Item 5.   Interests of Named Experts and Counsel

     The financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The validity of the securities offered pursuant to this Registration Statement will be passed upon by Popham, Haik, Schnobrich & Kaufman, Ltd., counsel to the Company.

     There are no other "experts" referenced in this Registration Statement. Neither Popham, Haik, Schnobrich & Kaufman, Ltd. nor Price Waterhouse has any interest which is required to be disclosed herein.

Item 6.   Indemnification of Directors and Officers

     Under Section 302A.521, Minnesota Statutes, the Company may indemnify its directors, officers, employees and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the "Act").

     As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in an improper personal benefit to the director.

Item 7.   Exemption from Registration Claimed

     Not applicable since none of the shares being registered have been issued.


Item 8.   Exhibits

Exhibit No.                   Description

4.1            1994 Employee Incentive Stock Option Plan

4.2 Certificate of Resolutions of Board of Directors and Shareholders adopting 1994 Employee Incentive Stock Option Plan

4.3 Certificate of Resolutions of Board of Directors granting nonqualified stock options for purchase of 555,000 shares of Common Stock and reserving an additional 45,000 shares of Common Stock for nonqualified options

5              Opinion of Counsel

23.1           Consent of Independent Auditors

23.2           Consent of Counsel (contained in Exhibit 5)


Item 9.   Undertakings

     (a)  Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on May 1, 1996.


                              PREMIS CORPORATION



                              By  /s/ F. T. Biermeier

                              F. T. Biermeier, President
                              (Principal executive officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                  Title                              Date


  /s/ F. T. Biermeier        President, Chief Executive         April 25, 1996
  F. T. Biermeier            Officer and Chief Financial
                             Officer (principal executive
                             officer and principal financial and
                             accounting officer) and Director


  /s/ Mary Ann Calhoun       Director             		April 25, 1996
  Mary Ann Calhoun


  /s/ Daniel Bjorkman        Director                           April 29, 1996
  Daniel Bjorkman


  /s/ Jerry Schmidt          Director                           April 26, 1996
  Jerry Schmidt






                             INDEX TO EXHIBITS
                                TO FORM S-8



Exhibit                    Description

4.1            1994 Employee Incentive Stock Option Plan

4.3 Certificate of Resolutions of Board of Directors and Shareholders adopting 1994 Employee Incentive Stock Option Plan

4.3 Certificate of Resolutions of Board of Directors granting nonqualified stock options for purchase of 555,000 shares of Common Stock and reserving an additional
               45,000 shares of Common Stock for nonqualified options

5              Opinion of Counsel

23.1           Consent of Independent Auditors

23.2           Consent of Counsel (contained in Exhibit 5)




(EXHIBIT 4.1)

                 1994 EMPLOYEE INCENTIVE STOCK OPTION PLAN


1. Purpose. The purpose of the Premis Corporation 1994 Employee Incentive Stock Option Plan (the "Plan") is to provide a continuing, long-term incentive to selected eligible officers and key employees of Premis Corporation (the "Company") and of any Subsidiary, as herein defined; to provide a means of rewarding outstanding performance; to enable the Company to develop and maintain a competitive position; and to attract and retain key personnel necessary for growth and profitability. It is intended that options granted pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code (The "Code").


2. Shares Available Under Plan. The number of shares which may be issued pursuant to options granted under this Plan shall not exceed five hundred thousand (500,000) shares of the Company (the "Shares"); provided, however, that Shares which become available as a result of canceled, unexercised, lapsed or terminated options granted under this Plan shall be available for issuance pursuant to options subsequently granted under this plan. The Shares issued upon exercise of options granted under the Plan may be authorized and unissued Shares or Shares previously issued and reacquired or to be reacquired by the Company and held in treasury.

3.  Administration.

3.1 The Plan shall be administered by the Board of Directors of the Company or, as the Board of Directors may from time to time so elect, by a Stock Option committee (the "Committee") consisting of not less than three members appointed by the Board of Directors. Each member of the Committee shall be a member of the Board of Directors. Acts by the vote or written consent of a majority of the committee shall be the valid acts of the committee.

3.2 Any interpretation, determination, or other action made or taken by the Board of Directors shall be final. Any interpretation, determination, or other action made or taken by the committee shall be final, unless appealed by any member of the Committee to the full Board of Directors, whose majority vote shall be conclusive.

3.3 No member of the Board of Directors or the Committee shall be liable for any action or determination made by such member in good faith consistent with the terms and conditions of the Plan.

4. Participants.

4.1 Participation in this Plan shall be limited to key personnel of the Company or of a Subsidiary, who are full-time salaried employees of the Company or of a Subsidiary. The term "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 425(f) of the Code or any similar provision hereafter enacted.

4.2 Subject to other provisions of this Plan, options may be granted to the same participants on more than one occasion.

5.  Terms and Conditions.

5.1 Each option granted under the Plan shall be evidenced by written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the company may deem appropriate.

5.2 Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of the grant) and shall provide that the option shall expire at the end of such period. If an employee at the time an option is granted owns stock possessing ten(10) percent or more of the total combined voting power of all classes of stock of the Company or of a Subsidiary, such option by its terms must not be exercisable after the expiration of five(5) years from the date such option is granted.

5.3 The option price per Share shall be determined by the Company at the time any option is granted and shall not be less than the fair market value of the common stock of the Company on the date the option is granted, as determined by the Company. If an employee at the time an option is granted owns stock possessing ten(10) percent or more of the total combined voting power of all classes of stock of the Company or of a Subsidiary, then the option price shall not be less than one hundred ten (110) percent of the fair market value of the stock subject to the option.

5.4 No option granted under the Plan shall be exercisable while there is outstanding any incentive stock option which was granted before the granting of such option to a Plan participant to purchase stock in the Company or in any subsidiary. For purposes of this subpart, any incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

5.5 The aggregate fair market value (determined as of the time the option is granted of the stock for which any Plan participant may be granted options in any calendar year shall not exceed $100,000 plus any unused limit carryover to such year, as the term is defined in Section 422 of the Code.

5.6 An option shall be exercisable at such time or times, and with respect to such minimum number of Shares, as my be determined by the Company at the time of the grant. The option agreement may require, if so determined by the Company, that not part of the option may be exercised until the option ad the company may specify.

5.7 The Company may prescribe the form of a legend which shall be affixed to the stock certificate representing Shares to be issued.

6.  Exercise of Option.

6.1 Each exercise of an option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the President of the Company (or such other person as he may designate). The notice shall state the number of Shares with respect to which the options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the optionee unless the optionee otherwise directs in his or her notice of election.

6.2 Payment shall be made to the Company either (I) in cash, including check, bank draft or money order, or (ii) at the discretion of the Company, by delivering company common stock already owned by the participant or a combination of stock and cash. The fair market value of stock so delivered shall be determined as of the date immediately preceding the date of exercise

7.Adjustments of Option Stock; Reorganization; Liquidation; Stock Dividends.

7.1 If, after the grant but prior to the exercise of all or any part of an option granted pursuant to this Plan, the company shall effect a subdivision or combination of its common stock into a greater or smaller number of shares, or a reclassification of the common stock into shares of another class of securities, or by company shall be consolidated or merged with any other corporation, then there shall be deliverable by the Company or by the corporation surviving a merger or a consolidation, upon any exercise of such option, in lieu of each Share and for the same price, such shares of stock or securities as shall have been substituted for a Share in connection with such merger. Substituted shares of stock or securities shall be deemed Shares under Section 2 of this Plan for all purposes of this Plan.

7.2 In the event of dissolution or liquidation of the Company, a merger or consolidation in which the company is not the surviving entity, or the acquisition of the Company by another corporation, the unexercised portion of any option granted pursuant to this plan may, in the sole discretion of the Board of Directors, be terminated., If terminated, all rights of the optionee therein, and the Shares presented thereby, shall terminate without any payment of consideration by the Company.

7.3 If at any time, or from time to time, after the grant but prior to the exercise of all or any part of an option granted pursuant to this Plan, the Board of Directors shall declare with respect to the Shares any distribution payable in shares of stock of the Company of any class, there shall be deliverable upon any exercise of any option thereafter, in addition to each Share as to which such option was exercised, and for no additional price, such additional share or shares of the stock have been distributable as a result of the distribution in respect of a Share.

8. Assignments. Any option granted under this Plan shall be exercisable only by the optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

9. Severance; Death. An option shall germinate, and no rights thereunder may be exercised, if the person to who it is granted ceases to be employed by the Company or by subsidiary, except as provided below.

9.1 If the optionee is involuntarily terminated by the Company of a subsidiary (i.e., the optionee is "fired", : "laid-off", or "required to resign") for any reason that does not constitute deliberate, willful or gross misconduct as determined by the Board of Directors or the Committee the optionee may at any time within 30 days after termination of employment exercise his or her option rights to the extent, if any, they were exercisable by the optionee on the date employment terminated.

9.2 If the optionee dies while in the employ of the Company or a Subsidiary, or within not more than 30 days after termination of his or her employment, the optionee's option rights at the time of death may be exercised at any time within three months following such death by his or her personal representative or by the person or persons to whom such rights under the option shall pass by will or by the laws of descent and distribution. In no event, however, may any option rights be exercised by anyone after the expiration of the term of the option.

9.3 In all instances not coming with 9.1 and 9.2 above, including without limitation instances where the optionee voluntarily leaves the employment of the Company or a Subsidiary (i.e., "quits") and instances where the optionee is discharged for deliberate, willful or gross misconduct as determined by the Board of Directors or the Committee, then in each such instance, all rights under any option issued pursuant to this Plan shall terminate and lapse immediately upon termination of employment

10. Rights of Participants. Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Company respect of any of the Shares issuable upon the exercise of an option granted under this Plan unless and until certificates representing such Shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

11.  Securities Registration.

11.1 In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any options or any Shares with respect to which an option may be or shall have been granted or exercised, or to qualify for any such options or Shares under the Securities Act of 1933, as amended, or any other statute, then the participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such options or Shares.

11.2 Absent valid and effective registration of Shares issuable upon exercise of an option granted hereunder, each participant granted an option under the Plan shall be deemed to have warranted and agreed that such participant is acquiring the option, and shall acquire any Shares issuable on exercise of an option, with the intent of holding the same for investment purposes only and not with a view or intent to resell or otherwise distribute such Shares. The Company may condition the exercise of any option granted hereunder upon the completion of any and all steps which in the Company's reasonable judgment are necessary to be taken to claim exemption from any applicable federal and state securities registration requirements. Such steps may include, but shall not be limited to, the obtaining of a letter of investment intent signed by any participant exercising an option and the placing of a restrictive legend on the certificate for the shares obtained by exercise of any option.

12. Amendments. The Board of Directors may amend, alter, suspend or discontinue this Plan, provided, however, that the Board of Directors shall not, without the written consent of the holders of the options, alter or impair unexercised options that may have been previously granted under this Plan except insofar as a merger or consolidation of the Company or termination of employment of a participant or a liquidation or dissolution shall effect the cancellation of an option.

13. Approval of Shareholders. This plan expressly is subject to approval of holders of a majority of the outstanding shares of common stock of the Company, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board of Directors, the Plan shall not come into effect, and any options granted pursuant to this Plan shall be deemed canceled.

14. Conditions of Employment. The granting of an option to a participant under this Plan shall impose no obligation on the Company to continue the employment of any participant and shall not lessen or affect the right of the Company to terminate the employment of the participant.


(EXHIBIT 4.3)


CERTIFICATE OF RESOLUTIONS OF
THE BOARD OF DIRECTORS
AND SHAREHOLDERS



     The undersigned, the duly appointed and acting secretary of Premis Corporation, hereby certifies that the following resolutions were adopted by the Board of Directors and the shareholders of the Company, pertaining to the adoption of the Company's 1994 Employee Incentive Stock Option Plan, and that said resolutions have not been modified or rescinded and are currently in full force and effect:

     RESOLVED (by the Board of Directors), that the Company shall prepare a 1994 Employee Incentive Stock Option Plan including 500,000 shares of common stock and present it to the shareholders for approval at the annual meeting.

                                *  *  *  *

     RESOLVED (by the Shareholders), that the 1994 Employee Incentive Stock Option Plan has been approved.



Dated: April 25, 1996


/s/Mary Ann Calhoun

Mary Ann Calhoun, Secretary



CERTIFICATE OF RESOLUTIONS
OF THE BOARD OF DIRECTORS



     The undersigned, the duly appointed and acting secretary of Premis Corporation, hereby certifies that the following resolutions were adopted at regular or special meetings of the Board of Directors of Premis Corporation and have not been rescinded or amended and are currently in full force and effect:

                                *  *  *  *

     RESOLVED, that Daniel Bjorkman will receive a non-qualified stock option totaling  250,000 shares of the Corporation's Common Stock with an option
price of $1.50 per share.   The price per share is based on the fair market
value of the shares on January 5, 1996. On this date the average bid price of the stock on the Nasdaq Bulletin Board is $1.625. This bid price has been reduced by $.125 because the shares will come from authorized shares that have not been registered and will have a holding period of two years. The shares will be exercisable one third on April 1, 1996, one third on April 1, 1997 and one third on April 1, 1998. The option will expire on April 1, 2002, or upon termination of employment.

                               *  *  *  *


     RESOLVED, that F.T. Biermeier be granted non-qualified stock options to purchase 300,000 shares of Premis Corporation at a price of $.17 per share.
The shares may be exercised in multiples of 25,000 shares per exercise, at any time up until the full amount has been exercised or October 31, 2003 has been reached. The total option to purchase shares shall expire on October 31, 2003. This option shall not expire on termination of Mr. Biermeier's employment.


                               *  *  *  *

     RESOLVED, that Mr. Jerry Schmidt be elected a member of the Board of Dirctors of Premis Corporation, to serve until the next Annual Meeting of the Shareholders of Premis Corporation. As compensation for his efforts the company will pay a stipend of $500 per meeting for meetings attended and Mr. Schmidt will be granted a non-qualified option to purchase 5,000 shares of stock at an option price of $1.75 per share. The entire amount may be exercised at any time after April 1, 1996 and the option will expire on December 31, 2001.


                               *  *  *  *

     RESOLVED, that 45,000 shares of the authorized but unissued Common
Stock of the Company are hereby reserved for future issuance upon grant of stock options (which shall be nonqualified options under the Internal Revenue Code) to officers and directors of the Company, as the Board of Directors in its discretion may determine.



Dated:  April 25, 1996


/s/Mary Ann Calhoun

Mary Ann Calhoun, Secretary



(Exhibit 5)


 May 1, 1996


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

     Re: Form S-8 Registration of Shares Reserved Under PREMIS Corporation 1994 Employee Incentive Stock Option Plan and pursuant to Board Resolutions for Nonqualified Options

Gentlemen:


In connection with the proposed registration of 500,000 shares of Common Stock, $.01 par value, of PREMIS Corporation (the "Company") by the Company on Form S-8 for issuance and sale pursuant to the Company's 1994 Employee Incentive Stock Option Plan (the "Plan") and pursuant to Resolutions of the Board of Directors for grant of nonqualified options for up to 600,000 shares to employees and non-employees (including directors) who render services to the Company, we have examined the following:

     1.   The Articles of Incorporation of the Company, as amended to date;

     2.   The Bylaws of the Company, as amended to date;

     3. Resolutions of the Board of Directors and shareholders of the Company with respect to adoption and amendment of the Plan;

     4.   The Plan;

     5. Resolutions of the Board of Directors reserving an aggregate of 600,000 shares for non-qualified options, including grant of options for 555,000 of such shares (the "Resolutions"); and

     6. The Registration Statement on Form S-8 and the exhibits thereto to be filed with the Securities and Exchange Commission.

     Based upon such examination and upon examination of such other documents and records as we have deemed necessary, we are of the opinion that:

     (a) The Company has been duly incorporated under the laws of the State of Minnesota and is a validly organized and existing corporation.

     (b) The shares of Common Stock to be offered by the Company pursuant to the Plan and the Resolutions, when issued and paid for upon the terms and in the manner set forth in the Plan and the Resolutions and the agreements with persons who receive options or awards under the Plan and the Resolutions, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         POPHAM, HAIK, SCHNOBRICH & KAUFMAN, LTD.



(EXHIBIT 23.1)

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 1995, which is included in the Annual Report on Form 10-KSB of Premis Corporation for the fiscal year ended March 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
April 29, 1996